UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2019

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K, filed on October 3, 2019, Siebert Financial Corp. (the “Company”) (NASDAQ: SIEB), Weeden Investors L.P., a Delaware limited partnership (“LP”), and Weeden Securities Corporation, a Delaware corporation (“GP” and together with LP, each, a “Seller” and collectively, the “Sellers”) entered into an Equity Interests Purchase Agreement (the “Agreement”), pursuant to which the Company acquired (the “Acquisition”) all of the Sellers’ member interests in Weeden Prime Services, LLC (the “Equity Interests”), a broker-dealer registered with the SEC offering prime brokerage services, for cash consideration of $7,124,996 (the “Purchase Price”).
On December 2, 2019, pursuant to the terms of the Agreement, the Company acquired the Equity Interests from the Sellers in exchange for the Purchase Price. In connection therewith, the Company entered into an unsecured promissory note (the “Note”) with Gloria E. Gebbia, pursuant to which the Company borrowed $3,000,000 to finance part of the Acquisition. Interest on the note accrues at the rate of 4% per annum and all principal and accrued unpaid interest is due and payable by the Company in full on December 2, 2020. The Company may prepay the Note at any time without a penalty. The balance of the Purchase Price, $4,124,996, was provided to the Company by its wholly-owned subsidiary, Muriel Siebert & Co., Inc.
Gloria E. Gebbia is a member of the Company’s board of directors and is the direct beneficial owner of 7,658,500 shares of the Company’s Common Stock, representing approximately 28.2% of the Company’s outstanding Common Stock. Gloria E. Gebbia is also the Managing Member of Kennedy Cabot Acquisition, LLC (“KCA”) and may be deemed to be the indirect beneficial owner of 3,577,283 shares of the Company’s Common Stock, representing approximately 13.2% of the outstanding Common Stock of the Company, owned by KCA, and she may be deemed to share indirect beneficial ownership of a total of 5,901,194 additional shares of the Company’s Common Stock, owned by family trusts and certain members of Gloria E. Gebbia’s family. Accordingly, Gloria E. Gebbia may be deemed to beneficially own, directly and indirectly, an aggregate of 17,136,977 shares of Common Stock, representing approximately 63.1% of the Company’s outstanding Common Stock.
The foregoing descriptions of the Agreement and the Note do not purport to be complete and are qualified in their entirety by the full texts of the Agreement and the Note, filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On December 4, 2019, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits
Exhibit No.	Description

99.1
Equity Interests Purchase Agreement, dated as of September 27, 2019, by and among Siebert Financial Corp., Weeden Investors L.P. and Weeden Securities Corporation (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on October 3, 2019).

99.2	Promissory Note, dated as of December 2, 2019, made by Siebert Financial Corp. in favor of Gloria E. Gebbia.

99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2019	By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer
and Secretary